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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 27, 2000 (June 1, 2000)
                                                   ----------------------------

                             SearchHound.com, Inc.
                             ---------------------
             (Exact name of registrant as specified in its charter)

         Nevada                     0-19471                   91-1942841
         ------                     -------                   ----------
(State or other jurisdiction       (Commission               (I.R.S. Employer
        of incorporation)          File Number)            Identification No.)

                             1700 Wyandotte Street
                             ---------------------
                          Kansas City, Missouri 64108
                          ---------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (816) 960-3777
                                 --------------
              (Registrant's telephone number, including area code)


                         PAN International Gaming, Inc.
                         ------------------------------
                           19239 Aurora Avenue North
                           -------------------------
                            Shoreline, WA 98133-3930
                            ------------------------
          (former name or former address if changed since last report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         The information required by this Item 1 is otherwise disclosed in Item 2 below.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Effective July 11, 2000, pursuant to a Stock Purchase Agreement dated as of May 4, 2000, PAN International Gaming, Inc., a Nevada corporation, purchased all of the issued and outstanding capital stock of SoloSearch.com, Inc., a Missouri corporation ("SoloSearch), from Cohen Capital Technologies, L.L.C., a Missouri limited liability company, Kirk C. Reivich, an individual, and October Capital, L.L.C., a Missouri limited liability company, for an aggregate of 4,850,000 shares of common stock and an aggregate of $300,000 cash. The foregoing transaction resulted in the issuance of 20.3% of the issued and outstanding shares of PAN International Gaming, Inc. The amount of consideration paid and received was negotiated by the parties to the Stock Purchase Agreement and may have no relationship to commercial, economic or fair market value of any tangible or intangible assets. In evaluating the transaction, the company considered criteria such as the value of the assets of SoloSearch, SoloSearch's ability to compete in its markets and the current and anticipated business operations of SoloSearch.

         Founded in 1999, Kansas City-based SoloSearch.com is an intelligent Internet search and content management tool. Whether searching within a specific content-oriented site or undertaking an Internet search, SoloSearch.com helps the user collect and manage the information that meets the user's interests. SoloSearch aggregates content from any point that the user determines via the Internet using a combination of advanced software systems that communicate with each other in real-time to create "smart searches" and "search communities." The results are filtered to offer increased search relevance, which has a variety of professional, business and vertical applications.

         Effective June 1, 2000, pursuant to an Agreement and Plan of Business Combination dated as of April 14, 2000, PAN International Gaming, Inc., purchased all of the issued and outstanding capital stock of SearchHound.com 2000, Ltd., a Nevada corporation ("SearchHound"), for an aggregate of 13,500,000 shares of common stock. The foregoing transaction resulted in the issuance of 71% of the issued and outstanding shares of PAN International Gaming, Inc. to 22 record holders of SearchHound. The amount of consideration paid and received was negotiated by the parties to the Plan of Business Combination and may have no relationship to commercial, economic or fair market value of any tangible or intangible assets. In evaluating the transaction, the company considered criteria such as the value of the assets of SearchHound, SearchHound's ability to compete in its markets and the current and anticipated business operations of SearchHound.

         SearchHound.com 2000, Ltd. is a 3-year old Internet property that brought the Internet its first child content filtering search engine. SearchHound has developed its brand name with the assistance of its logos "Let the Hounds Loose" and "You show me your Searchound I'll show you mine!" for searching the Internet. Through its database of over 500,000 webmasters, SearchHound hopes to become the search engine of choice for those seeking content over the Internet.

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         In connection with the foregoing transactions, the following individuals were appointed to/resigned from certain positions as executive officers/directors.

         (a)  Executive Officer

                  Dave L. Mullikin became the President and Chief Executive Officer.

         (b)  Directors

                  Art Fillmore, David Tkachuk and John Flanders were elected to serve as directors.

                  PAN Board members Ken Burns, Clifford Johnston and Jerry Cornwell resigned as directors.

                  Mark Joyner became a director of the company on May 13, 2000 and resigned on July 20, 2000.

         On June 1, 2000, the Board of Directors of PAN amended its articles of incorporation to change its name to SearchHound.com, Inc.

ITEM 7.  Financial Statements and Exhibits

(a)      Financial Statements of business acquired:

         (1)  SoloSearch.com, Inc.

         Audited financial statements for SoloSearch.com, Inc. will be filed by amendment to this Form 8-K, as soon as such information is available.

         (2)  SearchHound.com 2000, Ltd.

         Audited financial statements for SearchHound.com 2000, Ltd. will be filed by amendment to this Form 8-K, as soon as such information is available.

(b)      Pro forma financial information.

         Pro forma financial information will be filed by amendment to this Form 8-K, as soon as such information is available.

(c)      Exhibits.

                  2.1 Stock Purchase Agreement dated as of May 4, 2000, by and among PAN International Gaming, Inc., and Cohen Capital Technologies, L.L.C., Kirk C. Reivich, and October Capital, L.L.C.

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                  2.2      Agreement and Plan of Business Combination dated as
                           of April 14, 2000, by and among PAN International Gaming, Inc., and SearchHound.com 2000, Ltd., a Nevada corporation.

                  3.1 Certificate of Amendment of Articles of Incorporation dated as of June 1, 2000, changing PAN International Gaming, Inc.'s name to
                           SearchHound.com, Inc.


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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SearchHound.com, Inc.
                                       (Registrant)


Date:  July 27, 2000                   By:   /s/ Dave L. Mullikin
       --------------------            --------------------------------
                                          Dave L. Mullikin
                                          President and Chief Executive Officer